UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 29, 2005
                Date of report (Date of earliest event reported)

                               MedSolutions, Inc.
               (Exact Name of Registrant as Specified in Charter)

             Texas                          0-32995               75-2531556
(State or Other Jurisdiction of           (Commission           (IRS Employer
         Incorporation)                   File Number)       Identification No.)


                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
              (Address of Principal Executive Offices and Zip Code)

                                 (972) 931-2374
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2005, MedSolutions, Inc., a Texas corporation (the "Company"), acquired certain of the assets, including customer contracts, and took over the regulated medical waste operations of On Call Medical Waste Service, Ltd., a Texas limited partnership ("On Call"), in exchange for a combination of cash, promissory notes and shares of the Company's common stock, par value $.001 (the "Common Stock"). Pursuant to the definitive asset purchase agreement (the "Agreement") dated as of August 29, 2005, by and between the Company and On Call, the transaction was accomplished by an assignment by On Call to the Company of all of its regulated medical waste disposal customer contracts, which cover approximately 1,500 customers. The other assets acquired consisted of two vehicles and On Call's outstanding accounts receivable as of August 29, 2005.

The purchase price for the acquired assets was (i) $375,000 cash, (ii) a promissory note in the original principal amount of $250,000 bearing interest at a rate per annum of 8%, payable in 24 equal monthly installments of principal and interest with the first such installment due on December 27, 2005, (iii) a promissory note in the original principal amount of $375,000, with no interest, with the principal amount subject to adjustment (the "Adjustment") if On Call fails to deliver consents to the assignment of its customer contracts acquired by the Company representing at least 90% of both the number of such customers and the aggregate revenues represented thereby within 90 days of the closing of the transaction (or 180 days of the closing of the transaction if On Call has delivered at least 75% but less than 90% of such contracts within 90 days of the closing of the transaction), and due on the fifth business day after the earlier to occur of the delivery of 90% of such contracts or an Adjustment, (iv) and 166,667 shares of Common Stock. The principal amount of the $250,000 promissory note may be decreased depending upon the amount of revenues realized by the Company from the customer contracts acquired from On Call for the ensuing three months following the closing of the transaction. The cash portion of the purchase price was funded from the proceeds of a sale of the Company's Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its shareholders. The purchase price was determined largely based upon the amount of revenues On Call has generated from its regulated medical waste disposal business.

The description contained in this Item 1.01 of the transactions consummated pursuant to the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 2.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

A description of the Company's acquisition of the assets from On Call is set forth in Item 1.01 of this Report and is incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. The acquired business financial statements will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (b)  Pro  Forma   Financial   Information.   The  pro  forma  financial
information will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.



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         (c) Exhibits. The following Exhibit is filed as part of this report:

         2.1 Asset Purchase Agreement dated as of August 29, 2005, by and between MedSolutions, Inc. and On Call Medical Waste Service, Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDSOLUTIONS, INC.

Date: August 31, 2005                   By: /s/ Matthew H. Fleeger
                                           ----------------------
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS

2.1 Asset Purchase Agreement dated as of August 29, 2005, by and between MedSolutions, Inc. and On Call Medical Waste Service, Ltd.